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                                                                     Exhibit a-4

                            NEW ENGLAND ZENITH FUND

     Amendment No. 3 to Amended and Restated Agreement and Declaration of Trust

     The undersigned, being at least a majority of the Trustees of New England Zenith Fund (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Amended and Restated Agreement and Declaration of Trust dated October 30, 2000, (as amended through Amendment No. 2 thereto, the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

     The undersigned Trustees (i) desiring to change the name of the Back Bay Advisors Money Market Series to "State Street Research Money Market Series",
(ii) desiring to change the name of the Back Bay Advisors Bond Income Series to "State street Research Bond Income Series", and (iii) desiring to change the name of the Back Bay Advisors Managed Series to "MFS Total Return Series', the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter
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alia, to establish and designate any further Series or classes or to modify the
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rights and preferences of any Series or class, each of the following Multi-Class
Series shall be, and is hereby, established and designated: (1) the "State
Street Research Money Market Series,' (2) the "State Street Research Bond Income Series," (3) the "Capital Growth Series," (4) the "MFS Total Return Series," (5) the "Westpeak Growth and Income Series," (6) the "Harris Oakmark Mid Cap Value Series", (7) the "Loomis Sayles Small Cap series," (8) the "Balanced Series",
(9) the "Salomon Brothers U.S. Government Series," (10) the "Salomon Brothers Strategic Bond Opportunities Series," (11) the "Davis Venture Value Series,"
(12) the "Alger Equity Growth Series," (13) the "MFS Investors Trust Series," and (14) the "MFS Research Managers Series."

     The foregoing amendment shall become effective as of July 1, 2001.

     IN WITNESS WHEREOF, we have hereunder set our hands for ourselves and for our successors and assigns as of the 28/th/ day of June 2001.

/s/ John J. Arena                 /s/ Edward A. Benjamin
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John J. Arena                     Edward A. Benjamin

/s/ Mary Ann Brown                /s/ John W. Flynn
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Mary Ann Brown                    John W. Flynn

/s/ Anne M. Goggin                /s/ Nancy Hawthorne
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Anne M. Goggin                    Nancy Hawthorne

/s/ John T. Ludes                 /s/ Dale Rogers Marshall
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John T. Ludes                     Dale Rogers Marshall